EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into this ____ day of _______________, 2005, by and between CYCLE COUNTRY ACCESSORIES
CORPORATION, an Iowa Corporation, (hereinafter referred to as the "Corporation") and LISA BAILEY, of Spencer, Iowa, (hereinafter referred to as the "Executive").

WHEREAS the Executive has been an employee of a predecessor to the Corporation and as an officer of the Corporation.
WHEREAS, the Corporation desires to assure themselves the services of the Executive on a monthly basis under the terms and conditions set forth herein; and
WHEREAS, the Executive is agreeable to continue in an Executive capacity on a monthly basis and is willing to accept and undertake such employment.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES AND MUTUAL
COVENANTS HEREIN SET FORTH, THE CORPORATION AND THE EXECUTIVE AGREE AS
FOLLOWS:

1.	EMPLOYMENT. The Corporation agrees to and does hereby
employ the Executive and the Executive agrees to and does hereby accept employment by the Corporation, in the capacity of Vice President on a month to month basis commencing the ____ day of _______________, 2005.

2.	SCOPE OF SERVICES.  The Executive shall serve as Vice
President of the Corporation. As such, in the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all of the powers and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to her by the

President or by the Board of Directors.

3.	FULL-TIME SERVICES. The Executive agrees that during the
term of her employment she will devote substantially all of her time and energies, during business hours, to the supervision, management, and conduct of the business affairs of the Corporation. The Executive will faithfully and to the best of her ability, discharge her duties hereunder to the furtherance of the interests of the Corporation. The Executive will not accept other gainful employment, become or remain an officer or director in any other Corporation, except with the consent of the Board of Directors of the Corporation.

4.	PLACE OF EMPLOYMENT.  The Executive will perform her
services hereunder in either Clay County, Iowa or Dickinson County, Iowa.

5.	COMPENSATION.  For all services to be rendered hereunder by
the Executive, the Corporation will pay the Executive (1) basic current compensation; and (2) fringe benefits, as hereinafter set forth.

A.	Basic Current Compensation  The Executive shall
receive, during the term of employment, basic current compensation at the rate of $6,250.00 per month. Said amount shall be payable in equal weekly installments.

B.	Fringe Benefits.

(1)	HEALTH INSURANCE. The Executive shall receive
full health insurance coverage identical to health insurance coverage provided to other executives of Cycle Country (Iowa) which will be paid for by the Corporation.

(2)	SICK PAY AND HOLIDAYS.  The Executive shall
receive sick pay and holidays as are in effect for all other executives of Cycle Country (Iowa).

(3)	VACATION.  The Executive shall receive a minimum
of three (3) weeks paid vacation per year.

6.	TERMINATION OF EMPLOYMENT AGREEMENT.  The terms of this
employment Agreement shall end upon the occurrence of any of the following events;

	A.	The death of the Executive;

	B.	Complete disability which shall be defined as the
inability of the Executive due to illness, accident or a physical or mental incapacity to substantially perform her duties hereunder;

	C.	Termination of Executive's contract by either party
upon two weeks prior notice.

7.	INVENTIONS.  The Executive agrees, that so long as she is
employed hereunder, any and all inventions, whether patentable or not, developed by her during the period of employment and pertaining to the general lines of the products of the Corporation, or any of the other involved corporations, shall be the sole property of said Corporation. The Executive shall not be entitled to any additional compensation on account of such inventions.

8.	COVENANT NOT TO COMPETE.  Executive agrees that she will
not compete with the Corporation, directly or indirectly, as an officer, principal, stockholder, agent, Executive or otherwise, either alone or in association with other persons, firms or corporations, in any place within or without the United States of America, regarding the production, manufacture, sale or distribution of any products similar to those produced, manufactured, sold or distributed by the Corporation, except with the prior written consent of the Corporation. This Agreement shall cover any period of time during which she is receiving or is entitled to receive compensation hereunder, and also a period of two (2) years thereafter. The Executive further agrees, that during such periods, she will not disclose to any other person or business entity any trade secrets or other confidential information as to the Corporation.

9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors in interest of the Executive, the personal representatives and successors in interest of the Corporation.

CORPORATION:    CYCLE COUNTRY ACCESSORIES CORP.


By: ______________________________


Title: ____________________________


EXECUTIVE:	  LISA BAILEY


______________________________